NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Douglas S. Constantine
Mayfield Village, Ohio 44143	(440) 910-3563
http://www.progressive.com	investor_relations@progressive.com

PROGRESSIVE REPORTS DECEMBER RESULTS

MAYFIELD VILLAGE, OHIO -- January 27, 2021 -- The Progressive Corporation (NYSE:PGR) today reported the following results for December 2020 and the fourth quarter of 2020:

	December			Quarter
(millions, except per share amounts and ratios; unaudited)	2020	2019	Change[1]	2020	2019	Change[1]
Net premiums written	$2,789.1	$3,338.5	(16)%	$9,542.3	$9,590.3	(1)%
Net premiums earned	$3,164.2	$3,542.7	(11)%	$10,208.8	$9,895.7	3%
Net income attributable to Progressive	$706.0	$460.0	53%	$1,684.3	$1,070.8	57%
Per share available to common shareholders	$1.20	$0.78	54%	$2.85	$1.81	57%
Total pretax net realized gains (losses) on securities	$340.9	$125.5	172%	$760.2	$369.4	106%
Combined ratio	85.2	89.4	(4.2) pts.	88.4	92.4	(4.0) pts.
Average diluted equivalent common shares	587.5	587.0	0%	587.6	587.0	0%
1Operating results for 2019 included an extra week of underwriting activity for December and the fourth quarter for our non-Property businesses. Excluding the additional week of vehicle underwriting activity in 2019, companywide net premiums written growth would have been approximately 3% for the month and 6% for the fourth quarter, and net premiums earned growth would have been approximately 11% for both periods. See the “Supplemental Information” on pages 5 and 6, and the “Monthly Commentary” on page 8 for additional discussion.

	December
(thousands; unaudited)	2020	2019	Change
Policies in Force
Personal Lines
Agency – auto	7,617.0	6,994.3	9%
Direct – auto	8,881.4	7,866.5	13%
Total personal auto	16,498.4	14,860.8	11%
Total special lines	4,915.1	4,547.8	8%
Total Personal Lines	21,413.5	19,408.6	10%
Total Commercial Lines	822.0	751.4	9%
Property business	2,484.4	2,202.1	13%
Companywide Total	24,719.9	22,362.1	11%

Progressive offers personal and commercial insurance throughout the United States. Our Personal Lines business writes insurance for personal autos and special lines products. Our Commercial Lines business writes auto-related primary liability and physical damage insurance, and general liability and property insurance, predominantly for small businesses. Our Property business writes residential property insurance for homeowners, other property owners, and renters.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENT
December 2020
(millions)
(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$2,789.1

Revenues:
Net premiums earned	$3,164.2
Investment income	72.7
Net realized gains (losses) on securities:
Net realized gains (losses) on security sales	62.9
Net holding period gains (losses) on securities	278.0
Total net realized gains (losses) on securities	340.9
Fees and other revenues	48.9
Service revenues	18.0
Total revenues	3,644.7

Expenses:
Losses and loss adjustment expenses	2,022.2
Policy acquisition costs	265.1
Other underwriting expenses	446.2
Policyholder credit expense	10.4	Represents additional policyholder credits issued to personal auto customers.
Investment expenses	1.6
Service expenses	16.6
Interest expense	18.7
Total expenses	2,780.8

Income before income taxes	863.9
Provision for income taxes	157.9	Includes $23.5 million of tax benefits related to dividends that were declared in December, primarily on shares held in our ESOP, that are deductible for income tax purposes.
Net income	706.0

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on fixed-maturity securities	28.5
Net unrealized losses on forecasted transactions	0.1
Other comprehensive income (loss)	28.6
Total comprehensive income	$734.6

1See the Monthly Commentary at the end of this release for additional discussion. For a description of our financial reporting and accounting policies, see Note 1 to our 2019 audited consolidated financial statements included in our 2019 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
December 2020
(millions)
(unaudited)

	Full Year[1]
	2020	2019	% Change
Net premiums written	$40,568.7	$37,577.9	8

Revenues:
Net premiums earned	$39,261.6	$36,192.4	8
Investment income	936.6	1,042.0	(10)
Net realized gains (losses) on securities:
Net realized gains (losses) on security sales	914.7	334.6	173
Net holding period gains (losses) on securities	715.3	757.9	(6)
Net impairment losses recognized in earnings	0	(63.3)	(100)
Total net realized gains (losses) on securities	1,630.0	1,029.2	58
Fees and other revenues	603.5	563.7	7
Service revenues	226.4	195.0	16
Total revenues	42,658.1	39,022.3	9

Expenses:
Losses and loss adjustment expenses	25,121.8	25,470.5	(1)
Policy acquisition costs	3,273.2	3,023.2	8
Other underwriting expenses	5,570.0	4,975.1	12
Policyholder credit expense	1,077.4	0	NM
Investment expenses	20.0	24.6	(19)
Service expenses	205.5	178.9	15
Interest expense	217.0	189.7	14
Total expenses	35,484.9	33,862.0	5

Income before income taxes	7,173.2	5,160.3	39
Provision for income taxes	1,468.6	1,180.3	24
Net income	5,704.6	3,980.0	43
Net (income) loss attributable to noncontrolling interest (NCI)	0	(9.7)	(100)
Net income attributable to Progressive	5,704.6	3,970.3	44

Other comprehensive income (loss)
Changes in:
Total net unrealized gains (losses) on fixed-maturity securities	586.5	466.4	26
Net unrealized losses on forecasted transactions	0.8	0.8	0
Other comprehensive income (loss)	587.3	467.2	26
Other comprehensive (income) loss attributable to NCI	0	(4.6)	(100)
Total comprehensive income attributable to Progressive	$6,291.9	$4,432.9	42

NM = Not Meaningful
1Operating results for 2019 included an additional week of vehicle underwriting activity. See the “Supplemental Information” on page 6, and the “Monthly Commentary” on page 8 for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
December 2020
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of per share results:

	Current	Full Year
	Month	2020	2019

Net income attributable to Progressive	$706.0	$5,704.6	$3,970.3
Less: Preferred share dividends	2.3	26.9	26.9
Net income available to common shareholders	$703.7	$5,677.7	$3,943.4
Per common share:
Basic	$1.20	$9.71	$6.75
Diluted	$1.20	$9.66	$6.72

Comprehensive income attributable to Progressive	$734.6	$6,291.9	$4,432.9
Less: Preferred share dividends	2.3	26.9	26.9
Comprehensive income attributable to common shareholders	$732.3	$6,265.0	$4,406.0
Per common share:
Diluted	$1.25	$10.66	$7.50

Average common shares outstanding - Basic	584.8	584.9	583.8
Net effect of dilutive stock-based compensation	2.7	2.7	3.4
Total average equivalent common shares - Diluted	587.5	587.6	587.2

The following table sets forth the investment results for the period:
	Current	Full Year
	Month	2020	2019
Fully taxable equivalent (FTE) total return:
Fixed-income securities	0.4%	6.7%	6.0%
Common stocks	7.2%	24.3%	30.5%
Total portfolio	1.0%	7.9%	7.9%

Pretax annualized investment income book yield	2.0%	2.4%	3.1%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
December 2020
($ in millions)
(unaudited)

Current Month
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total
Net Premiums Written	$1,080.2	$1,165.1	$2,245.3	$383.9	$159.9	$2,789.1
% Growth in NPW[1]	(20)%	(18)%	(19)%	(13)%	16%	(16)%
Net Premiums Earned	$1,245.5	$1,342.4	$2,587.9	$418.1	$158.2	$3,164.2
% Growth in NPE[1]	(14)%	(11)%	(13)%	(6)%	12%	(11)%

GAAP Ratios
Loss/LAE ratio	65.5	66.2	65.9	62.1	35.9	63.9
Expense ratio	19.6	21.7	20.7	21.9	28.8[2]	21.3
Combined ratio	85.1	87.9	86.6	84.0	64.7[2]	85.2
Net catastrophe loss ratio[3]			0.3	0.2	(3.9)	0.1

Actuarial Adjustments[4]
Reserve Decrease/(Increase)
Prior accident years						$(9.8)
Current accident year						(18.9)
Calendar year actuarial adjustment	$(16.4)	$(15.3)	$(31.7)	$(10.0)	$13.0	$(28.7)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(9.8)
All other development						(1.2)
Total development						$(11.0)

Calendar year loss/LAE ratio						63.9
Accident year loss/LAE ratio						63.6

1Excluding the extra week of underwriting activity during December 2019, growth would have been approximately:

	Personal Lines Business			Commercial	Property	Companywide
	Agency	Direct	Total	Lines Business[a]	Business	Total
% Growth in NPW	0%	3%	2%	3%	N/A	3%
% Growth in NPE	7%	11%	9%	18%	N/A	11%
N/A - Our Property business results have a comparable number of operating days in 2020 and 2019.
a Net premiums written growth was also negatively impacted for the month due to renewing certain transportation network company (TNC) policies originally written for $98 million in December 2019 in fiscal August 2020. Excluding this impact, net premiums written growth would have been approximately 41% for December 2020, reflecting the continued strong written premium growth in the traditional business market targets, especially the for-hire trucking business market target, as a result of greater demand for shipping services in light of the pandemic, and a revised estimate of the miles to be driven during the remainder of the TNC policy terms, which is the basis for determining the premiums written on the TNC policies.
2Included in both the expense ratio and combined ratio is 3.0 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported an expense ratio of 25.8 and a combined ratio of 61.7.
3Represents catastrophe losses incurred during the period as a percent of net premiums earned. We experienced favorable development on 2020 catastrophe losses in our Property business, primarily attributable to Hurricanes Zeta and Eta and wildfires in Oregon.
4Represents adjustments solely based on our normally scheduled actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
December 2020
($ in millions)
(unaudited)

Full Year
				Commercial
	Personal Lines Business			Lines	Property	Companywide
	Agency	Direct	Total	Business	Business	Total
Net Premiums Written	$16,133.8	$17,208.8	$33,342.6	$5,315.3	$1,910.8	$40,568.7
% Growth in NPW[1]	5%	9%	7%	11%	13%	8%
Net Premiums Earned	$15,789.5	$16,830.6	$32,620.1	$4,875.8	$1,765.7	$39,261.6
% Growth in NPE[1]	6%	10%	8%	10%	14%	8%

GAAP Ratios
Loss/LAE ratio	63.5	62.9	63.2	64.5	77.3	64.0
Expense ratio	22.3	24.8	23.6	22.5	29.8[2]	23.7
Combined ratio	85.8	87.7	86.8	87.0	107.1[2]	87.7
Net catastrophe loss ratio[3]			1.3	0.3	24.0	2.2

Actuarial Adjustments[4]
Reserve Decrease/(Increase)
Prior accident years						$(27.5)
Current accident year						68.4
Calendar year actuarial adjustment	$(13.5)	$(8.0)	$(21.5)	$(20.4)	$82.8	$40.9

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(27.5)
All other development						(167.8)
Total development						$(195.3)

Calendar year loss/LAE ratio						64.0
Accident year loss/LAE ratio						63.5

1Excluding the extra week of vehicle underwriting activity during December 2019, the net written and net earned premium growth rates for our Personal Lines Business, Commercial Lines Business and Companywide would have been approximately two percentage points higher for 2020.

2Included in both the expense ratio and combined ratio is 3.2 points of amortization expense predominately associated with the acquisition of a controlling interest in ARX. Excluding these additional expenses, the Property business would have reported an expense ratio of 26.6 and a combined ratio of 103.9.

3Represents catastrophe losses incurred during the period, including the impact of reinsurance, as a percent of net premiums earned.

4Represents adjustments solely based on our normally scheduled actuarial reviews. For our Property business, the actuarial reserving methodology includes changes to catastrophe losses, while the reviews in our vehicle businesses do not include catastrophes.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

December 2020
CONDENSED GAAP BALANCE SHEET:
Investments, at fair value:
Available-for-sale securities:
Fixed maturities[1] (amortized cost: $35,589.1)	$36,810.9
Short-term investments (amortized cost: $5,218.5)	5,218.5
Total available-for-sale securities	42,029.4
Equity securities:
Nonredeemable preferred stocks (cost: $1,358.7)	1,447.9
Common equities (cost: $1,187.3)	4,053.0
Total equity securities	5,500.9
Total investments[2,3]	47,530.3
Net premiums receivable	8,160.1
Reinsurance recoverables (including $3,798.2 on unpaid loss and LAE reserves)	4,019.4
Deferred acquisition costs	1,237.2
Goodwill and intangible assets	624.1
Other assets	2,527.2
Total assets	$64,098.3

Unearned premiums	$13,437.5
Loss and loss adjustment expense reserves	20,265.8
Dividends payable on common shares	2,694.5
Other liabilities[2]	5,265.8
Debt	5,396.1
Total liabilities	47,059.7
Shareholders' equity	17,038.6
Total liabilities and shareholders' equity	$64,098.3

Common shares outstanding	585.2
Common shares repurchased - December	0.09
Average cost per common share	$89.01
Book value per common share	$28.27
Trailing 12-month return on average common shareholders' equity
Net income attributable to Progressive	35.6%
Comprehensive income attributable to Progressive	39.3%
Net unrealized pretax gains (losses) on fixed-maturity securities	$1,206.6
Increase (decrease) from November 2020	$40.9
Increase (decrease) from December 2019	$747.2
Debt-to-total capital ratio	24.1%
Fixed-income portfolio duration	2.9
Weighted average credit quality	AA-
1 As of December 31, 2020, we held certain hybrid securities and recognized a change in fair value of $15.2 million as a realized gain during the period we held these securities.
2 At December 31, 2020, we had $95.5 million of net unsettled security transactions classified in “other liabilities.”
3 Includes $6.2 billion, net of unsettled security transactions, of investments in a consolidated, non-insurance subsidiary of the holding company. A portion of these investments were sold and funds used to pay the fourth quarter and annual common share dividends of $4.60 per share, in the aggregate, which were declared by the Board of Directors in December 2020 and paid on January 15, 2021, to shareholders of record as of the close of business on January 8, 2021.

Monthly Commentary
•Progressive operates on an accounting calendar that typically consists of a 52-week year, with 13-week quarters and a 4-week December. Under this calendar, we periodically recognize an additional week of vehicle underwriting activity, as was the case in 2019. Consequently, our annual, fourth quarter, and December 2019 periods each include an additional week, which affects comparisons to the corresponding periods of 2020.
•Disclosure of monthly results often shows more variability in written premium growth rates than disclosure on a quarterly basis under our accounting calendar. The net premiums written growth rate for December 2020 was negatively impacted, in part, due to the first few days of December, which are historically higher volume premium days, being reported in fiscal November 2020, compared to fiscal December 2019.
•Excluding the impact of catastrophe losses in both December 2020 and 2019, our companywide loss/LAE ratio was 5.0 points lower than December last year, in part reflecting continued lower auto accident frequency on a year-over-year basis.

Events
Our fourth quarter Investor Relations conference call is currently scheduled to be held on Tuesday, March 2, 2021, at 1:00 p.m. eastern time. Consistent with the prior 2020 Investor Relations calls, the fourth quarter call is scheduled to last 60 minutes and will consist of a question and answer session with Tricia Griffith, our CEO, and John Sauerland, our CFO. We plan to post our 2020 Shareholders' Report online and file our Annual Report on Form 10-K with the SEC on Monday, March 1, 2021. If the dates of our events, which are always subject to change, are rescheduled, we will announce the change in a press release as soon as practical and publish it on our investor website. Details regarding access to the teleconference, or any event changes, will be available at: https://investors.progressive.com/events/default.aspx.

We plan to release January results on Wednesday, February 17, 2021, before the market opens.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever and however it's most convenient - online at progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive provides insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes; it is the third largest auto insurer in the country, a leading seller of motorcycle and commercial auto insurance, and one of the top 15 homeowners insurance carriers.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot®, and HomeQuote Explorer®.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that certain statements in this report not based upon historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements often use words such as “estimate,” “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. Forward-looking statements are based on current expectations and projections about future events, and are subject to certain risks, assumptions and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to:

•our ability to underwrite and price risks accurately and to charge adequate rates to policyholders;
•our ability to establish accurate loss reserves;
•the impact of severe weather, other catastrophe events and climate change;
•the effectiveness of our reinsurance programs;
•the highly competitive nature of property-casualty insurance markets;
•whether we innovate effectively and respond to our competitors’ initiatives;
•whether we effectively manage complexity as we develop and deliver products and customer experiences;
•how intellectual property rights could affect our competitiveness and our business operations;
•whether we adjust claims accurately;
•our ability to maintain a recognized and trusted brand;
•our ability to attract, develop and retain talent and maintain appropriate staffing levels;
•compliance with complex laws and regulations;
•litigation challenging our business practices, and those of our competitors and other companies;
•the impacts of a security breach or other attack involving our computer systems or the systems of one or more of our vendors;
•the secure and uninterrupted operation of the facilities, systems, and business functions that are critical to our business;
•the success of our efforts to develop new products or enter into new areas of business and navigate related risks;
•our continued ability to send and accept electronic payments;
•the possible impairment of our goodwill or intangible assets;
•the performance of our fixed-income and equity investment portfolios;
•the potential elimination of, or change in, the London Interbank Offered Rate;
•our continued ability to access our cash accounts and/or convert securities into cash on favorable terms;
•the impact if one or more parties with which we enter into significant contracts or transact business fail to perform;
•legal restrictions on our insurance subsidiaries’ ability to pay dividends to The Progressive Corporation;
•limitations on our ability to pay dividends on our common shares under the terms of our outstanding preferred shares;
•our ability to obtain capital when necessary to support our business and potential growth;
•evaluations by credit rating and other rating agencies;
•the variable nature of our common share dividend policy;
•whether our investments in certain tax-advantaged projects generate the anticipated returns;
•the impact from not managing to short-term earnings expectations in light of our goal to maximize the long-term value of the enterprise;
•impacts from the outbreak of the novel coronavirus, or COVID-19, and the restrictions put in place to help slow and/or stop the spread of the virus; and
•other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission, including, without limitation, the Risk Factors section of our Annual Report on Form 10-K for the year ending December 31, 2019, and our Quarterly Report on Form 10-Q for the period ending March 31, 2020.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.